UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2023

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices, including zip code)
(407) 333-9911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.001 par value per share	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of New President & Chief Executive Officer and Director

On June 23, 2023, the Board of Directors of FARO Technologies, Inc. (the “Company”) appointed Peter J. Lau as the President & Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”) (initial term ending at the annual shareholder meeting in 2026), all to be effective as of his expected start date of July 24, 2023 (the “Start Date”). In connection with Mr. Lau’s appointment to the Board, the size of the Board will be increased to 9 members.

As of the Start Date, Mr. Wasserman will no longer be the Company’s Interim Chief Executive Officer at that time but will continue as the Company’s Executive Chairman.

Mr. Lau, who is 43, most recently served as Chief Executive Officer and a board member of Catalyst Nutraceuticals, a portfolio company of MSouth Equity Partners, from October 2022 to July 2023. From August 2020 to September 2022, Mr. Lau served as President of the Electrical segment of Hubbell Incorporated. Mr. Lau served as President of Honeywell’s global Fire Detection and Control business from April 2019 to August 2020, and as President of Honeywell’s global Security business from January 2018 to April 2019. From September 2015 to January 2018, Mr. Lau served as CEO, International, of Current, a General Electric (“GE”) company, and also held various other positions at GE from 2003. Mr. Lau holds a B.S. degree in Business Administration from Northeastern University.

The Board believes that Mr. Lau is an experienced global executive that brings a demonstrated track record of (a) effective operational execution resulting in growth in revenue, earnings and cash flow generation, (b) strategically transforming businesses from hardware centric to a software / solutions subscription business model, (c) driving organic and inorganic profitable growth, and (d) extensive operational improvement experience in areas such as manufacturing, supply chain, and lean process tools from his various key leadership roles at Hubbell Incorporated, Honeywell and GE. The Board also believes that Mr. Lau’s qualifications to sit on its Board include his strong experience and skills in executive management as set forth above.

There are no arrangements or understandings between Mr. Lau and any other persons pursuant to which he was appointed President & Chief Executive Officer and director. There are no family relationships between Mr. Lau and any director or executive officer of the Company, and Mr. Lau does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Mr. Lau

In connection with the appointment of Mr. Lau as the Company’s President & Chief Executive Officer effective as of the Start Date, Mr. Lau entered into an offer letter and attached agreements with the Company (the “Offer Letter”). The Offer Letter provides the following compensation and other benefits:

Base Salary – Mr. Lau will have an annual base salary of $600,000.

Annual Bonus – Mr. Lau is eligible to receive a target bonus of 100% of his base salary that is subject to performance and other criteria established by the Board or its Talent Development & Compensation Committee (the “Committee”) and is subject to continued employment through the date such annual bonus is paid. The annual bonus opportunity for 2023 is pro-rated based on the Start Date.

Equity Awards – Mr. Lau will be eligible to receive a restricted stock unit (“RSU”) award with a target value of $4.4 million comprised of (a) an initial sign-on RSU award with a target value of $2.2 million and (b) a first-year annual RSU award with a target value of $2.2 million. Such grants are expected to be awarded as a combination of performance and time-vesting RSUs in a ratio of 60% and 40%, respectively. The number of RSUs granted will be in an amount equal to the $4.4 million target value, divided by the market price of the Company’s common stock at the close of the market on the Start Date. The actual grant date will occur upon the receipt of Board and Committee approvals and the registration of such equity with the Securities and Exchange Commission. The time-vesting RSUs will vest one-third on each of the first, second and third anniversaries of the Start Date, subject to his continued service with the Company through each such date. 100% of the performance RSU grant will be subject to targets relating to the Company’s total shareholder return (“TSR”) as measured against the TSR of the Russell 2000 Growth Index from July 24, 2023 to July 24, 2026, subject to his continued service with the Company through such date that the Board or Committee certifies the level of achievement of the performance criteria.

Signing Bonus – Mr. Lau will receive a one-time signing bonus equal to $300,000, the net value of which is required to be repaid if he voluntarily resigns from employment within twelve (12) months of the Start Date or is terminated by the Company for cause (as defined in the Offer Letter) within that same time period.

Severance – Mr. Lau is eligible to participate in the Company’s Executive Change in Control and Severance Plan with benefits including payments of two times his salary in the event of certain terminations outside a change of control and two times his salary and one times his target bonus and up to full acceleration of his unvested equity in certain circumstances in connection with a change of control.

The foregoing is a summary of certain material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 29, 2023, the Company issued a press release announcing Mr. Lau’s appointment as President & Chief Executive Officer of the Company effective as of the Start Date. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the Company’s expectations regarding its timing, plans and agreements with certain of its executive officers. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “will,” “expect” and “shall” or words of similar meaning or discussions of the Company’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to the nature, terms and timing of the commencement of employment of the Company’s President & Chief Executive Officer, and any unexpected developments in the transition.

Forward-looking statements in this Current Report on Form 8-K represent the Company’s judgment as of the date hereof. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter between FARO Technologies, Inc. and Peter J. Lau
99.1	Press Release dated June 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

June 29, 2023	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)